Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle Announces First Quarter 2009 Results
First Quarter Highlights
•	Total revenues of $132.1 million and EBITDA of $116.5 million

•	Net income of $18.5 million, or $0.23 per diluted common share

•	Adjusted net income[1] of $21.1 million, or $0.27 per diluted common share

•	Adjusted net income plus depreciation and amortization[1] of $73.8 million, or $0.93 per diluted common share

•	Unrestricted cash at March 31, 2009 was $102 million

•	Weighted average fleet utilization was 96%

•	Placed all off-lease aircraft
Stamford, CT. May 7, 2009 — Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported first quarter net income of $18.5 million, or $0.23 per diluted common share and adjusted net income of $21.1 million, or $0.27, per diluted common share.
Aircastle CEO Ron Wainshal commented, “During the first quarter, our portfolio continued to deliver strong cash flow performance despite the expected impacts from revenue downtime and transition costs related to customer defaults during the fourth quarter. We posted $0.93 per share of adjusted net income plus depreciation and amortization and ended the quarter with over $102 million of unrestricted operating cash. The overall demand environment remains challenging, but we see some positive industry signals and believe we are well positioned to successfully manage through this period.”
First quarter total revenues were $132.1 million, a decrease of $2.8 million from the first quarter 2008. Lease rental revenue was $126.0 million, down $5.0 million year over year due principally to $7.7 million of revenue downtime in connection with aircraft in transition and freighter conversion and $1.6 million of floating rate lease adjustments, partially offset by the impact of 2008 aircraft acquisitions net of dispositions of $3.4 million and lease rate changes of $0.9 million. End of lease maintenance revenue for the quarter was higher by $6.6 million versus the first quarter 2008 and amortization of net lease discounts and lease incentives was lower by $3.8 million versus the first quarter 2008.

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

EBITDA was $116.5 million, down $3.4 million from the first quarter of 2008 due primarily to higher transition costs of $5.1 million, and lower lease rental revenue of $5.0 million, offset by higher maintenance revenue of $6.6 million.
Adjusted net income plus depreciation and amortization was $73.8 million, a decrease of $6.7 million compared to the first quarter of 2008. The year over year change was driven by lower lease rental revenue of $5.0 million and higher transitions costs of $5.1 million largely due to the transition of aircraft repossessed during the fourth quarter of 2008 as well as lower capitalized interest of $3.3 million, offset by higher maintenance revenue of $6.6 million.
Adjusted net income was $21.1 million, down $13.8 million compared to the first quarter of 2008. The year over year change reflects lower total revenues of $2.8 million, higher depreciation expense of $3.3 million, lower capitalized interest of $3.3 million, and higher transition costs of $5.1 million, offset by lower interest on our financings, net of interest income of $0.7 million and lower selling, general and administrative expenses of $0.4 million.
Aviation Assets
As of March 31, 2009, Aircastle owned 130 aircraft having a net book value of $3.8 billion.

Owned Aircraft
as of
March 31,
2009(A)
113 Passenger Aircraft	70%
17 Freighter Aircraft	30%
Number of Lessees	58
Number of Countries	32
Weighted Average Remaining Lease Term (years)	5.1
Percentage of Aircraft Leased Outside U.S.	90%
Percentage of “Latest Generation” Aircraft	87%
Weighted Average Fleet Utilization during Q1 2009	96%

(A)	— Percentages calculated based on net book value
We secured lease commitments for all seven Boeing 737-700 aircraft returned following the Sterling Airlines bankruptcy in late 2008. Three of these aircraft are currently in revenue service and we anticipate the rest to be in operation by the end of May 2009.
Conference Call
In connection with this earnings release, management will host an earnings conference call on Thursday, May 7, 2009 at 2:00 P.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle First Quarter Earnings Call.”
A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Thursday, May 14, 2009 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “96342931.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2009 Aircastle’s aircraft portfolio consisted of 130 aircraft comprising a variety of passenger and freighter aircraft types that were leased to 58 lessees located in 32 countries.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, raise capital, pay dividends, and increase revenues, earnings and EBITDA and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments, our ability to extend or replace our existing financings, and the demand for and value of aircraft; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and yields and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2008 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,	March 31,
	2008	2009
		(unaudited)
ASSETS
Cash and cash equivalents	$80,947	$102,399
Accounts receivable	3,161	3,332
Debt investments	14,349	12,626
Restricted cash and cash equivalents	182,623	177,537
Flight equipment held for lease, net of accumulated depreciation of $371,591 and $422,820	3,837,543	3,798,709
Aircraft purchase deposits and progress payments	68,923	75,476
Leasehold improvements, furnishings and equipment, net of accumulated depreciation of $1,999 and $2,119	1,174	1,137
Other assets	62,852	80,634

Total assets	$4,251,572	$4,251,850

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from securitizations and term debt financings	$2,476,296	$2,446,165
Accounts payable, accrued expenses and other liabilities	60,789	63,574
Dividends payable	7,862	7,923
Lease rentals received in advance	28,463	26,789
Security deposits	65,307	71,531
Maintenance payments	224,288	232,975
Fair value of derivative liabilities	276,401	261,977

Total liabilities	3,139,406	3,110,934

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 78,620,320 shares issued and outstanding at December 31, 2008; and 79,234,863 shares issued and outstanding at March 31, 2009	786	792
Additional paid-in capital	1,474,455	1,474,804
Retained earnings (deficit)	(473)	10,075
Accumulated other comprehensive loss	(362,602)	(344,755)

Total shareholders’ equity	1,112,166	1,140,916

Total liabilities and shareholders’ equity	$4,251,572	$4,251,850

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2009
Revenues:
Lease rental revenue	$130,981	$125,994
Amortization of net lease discounts and lease incentives	2,646	(1,117)
Maintenance revenue	—	6,603

Total lease rentals	133,627	131,480
Interest income	1,291	633
Other revenue	38	25

Total revenues	134,956	132,138

Expenses:
Depreciation	48,215	51,561
Interest, net	41,011	43,411
Selling, general and administrative (including non-cash share based payment expense of $1,598, and $1,658, respectively)	11,489	11,095
Other expenses	645	5,776

Total expenses	101,360	111,843

Other income (expense):	(245)	92

Total other income (expense)	(245)	92

Income from continuing operations before income taxes	33,351	20,387
Income tax provision	1,714	1,916

Net income	$31,637	$18,471

Earnings per common share — Basic	$0.40	$0.23

Earnings per common share — Diluted	$0.40	$0.23

Dividends declared per share	$0.25	$0.10

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Three Months Ended
	March 31,
	2008	2009
Cash flows from Operating activities:
Net income	$31,637	$18,471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	48,162	51,561
Amortization of deferred financing costs	2,584	2,533
Amortization of net lease discounts and lease incentives	(2,646)	1,117
Deferred income taxes	1,061	1,599
Accretion of purchase discounts on debt investments	(149)	(158)
Non-cash share based payment expense	1,598	1,658
Cash flow hedges reclassified into earnings	(139)	4,949
Ineffective portion of cash flow hedges	1,998	(129)
Security deposits and maintenance payments included in earnings	(566)	(3,451)
Loss on sale of investments	245	—
Other	—	(518)
Changes in certain assets and liabilities:
Accounts receivable	(942)	(171)
Restricted cash and cash equivalents	(17,972)	5,086
Other assets	574	(1,548)
Accounts payable, accrued expenses and other liabilities	(2,148)	(9,951)
Payable to affiliates	(185)	—
Lease rentals received in advance	(4,347)	(1,674)

Net cash provided by operating activities	58,765	69,374

Cash flows from investing activities:
Acquisition and improvement of flight equipment	(117,027)	(17,268)
Aircraft purchase deposits and progress payments, net of returned deposits	(5,312)	(7,906)
Proceeds from sale of debt investments	65,335	—
Principal repayments on debt investments	11,224	807
Collateral call payments on derivatives and repurchase agreements	(198,882)	—
Collateral call receipts on derivatives and repurchase agreements	158,244	—
Leasehold improvements, furnishings and equipment	(190)	(82)

Net cash used in investing activities	(86,608)	(24,449)

Cash flows from financing activities:
Repurchase of shares from directors and employees	(898)	(247)
Securitization and term debt financing repayments	(15,692)	(30,131)
Deferred financing costs	(2,571)	—
Credit facility borrowings	325,608	—
Credit facility repayments	(142,202)	—
Principal repayments on repurchase agreements	(65,461)	—
Security deposits and maintenance payments received	26,977	22,534
Security deposits and maintenance payments returned	(6,452)	(7,767)
Payments for terminated cash flow hedges	(32,657)	—
Dividends paid	(55,004)	(7,862)

Net cash provided by (used in) financing activities	31,648	(23,473)

Net increase in cash and cash equivalents	3,805	21,452
Cash and cash equivalents at beginning of period	13,546	80,947

Cash and cash equivalents at end of period	$17,351	$102,399

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2009

Revenues	$134,956	$132,138

EBITDA	$119,931	$116,476

Adjusted net income	$34,901	$21,125

Adjusted net income allocable to common shares	$34,495	$20,783
Per common share — Basic	$0.44	$0.27
Per common share — Diluted	$0.44	$0.27

Adjusted net income plus depreciation and amortization	$80,470	$73,803

Adjusted net income plus depreciation and amortization allocable to common shares	$79,535	$72,609
Per common share — Basic	$1.02	$0.93
Per common share — Diluted	$1.02	$0.93

Basic common shares outstanding	77,720	77,941
Diluted common shares outstanding	77,720	77,941
Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2009
Net income	$31,637	$18,471
Depreciation	48,215	51,561
Amortization of net lease discounts and lease incentives	(2,646)	1,117
Interest, net	41,011	43,411
Income tax provision	1,714	1,916

EBITDA	$119,931	$116,476

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2009
Net income	$31,637	$18,471
Ineffective portion and termination of cash flow hedges(1)	3,019	2,746
Mark to market adjustment on undesignated derivatives(2)	—	(92)
Loss on sale of debt investments(2)	245	—

Adjusted net income	34,901	21,125

Depreciation	48,215	51,561
Amortization of net lease discounts and lease incentives	(2,646)	1,117

Adjusted net income plus depreciation and amortization	$80,470	$73,803

(1)	Included in Interest, net

(2)	Included in Other income (expense)
We adjust net income for ineffective portion and termination of cash flow hedges, write-off of deferred financing fees, mark to market and termination of interest rate swaps, loss on sale of debt investments and gain on sale of flight equipment. We use adjusted net income to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying long-term trends in our performance net of non-recurring items.
We use adjusted net income plus depreciation and amortization to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance on an operating cash flow basis after taking into account interest expense on our outstanding indebtedness.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(in thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2008		March 31, 2009
	Shares	Percentage(2)	Shares	Percentage(2)
Weighted average shares
Common shares outstanding — Basic	77,720	98.84%	77,941	98.38%
Unvested restricted common shares outstanding	914	1.16%	1,282	1.62%

Total weighted average shares outstanding	78,634	100.00%	79,223	100.00%

Common shares outstanding — Basic	77,720	100.00%	77,941	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	77,720	100.00%	77,941	100.00%

Net income allocation
Net income	$31,637	100.00%	$18,471	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(368)	(1.16)%	(299)	(1.62)%

Earnings available to common shares	$31,269	98.84%	$18,172	98.38%

Adjusted net income allocation
Adjusted net income	$34,901	100.00%	$21,125	100.00%
Amounts allocated to unvested restricted shares	(406)	(1.16)%	(342)	(1.62)%

Amounts allocated to common shares	$34,495	98.84%	$20,783	98.38%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$80,470	100.00%	$73,803	100.00%
Amounts allocated to unvested restricted shares	(935)	(1.16)%	(1,194)	(1.62)%

Amounts allocated to common shares	$79,535	98.84%	$72,609	98.38%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.